(Euro 90,000)

Addendum to the loan agreement dated 02/03/2006

Extension

LOAN AGREEMENT

between

DTB Patente GmbH
Represented by Managing Director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

     - in the following referred to as lender -

and

EDI Exploration Drilling International GmbH,
represented by the Managing Director
Günter Thiemann
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

Effective immediately, the loan agreement, to which this addendum applies, is changed in § 2 paragraphs 2 and 3 as follows:

§ 2 Interest, term and repayment of loan

1.	The interest payable on the loan shall be 6.0 percent p.a.
2.	The term shall be extended by 9 ~~10~~ months and ends on 31/12/2008.
3.	The loan shall be repaid on 31/12/2008 into the lender’s account.

All other provisions of the agreement shall remain unchanged and valid.

Haltern, 28/02/2008

[Signature]

DTB Patente GmbH	EDI Exploration Drilling International GmbH
- Lender -	- Borrower -

[File name]